Exhibit 99.1

Elevai Labs Inc. Announces Pricing of $8.0 Million Public Offering

NEWPORT BEACH, Calif., Sept. 23, 2024 (GLOBE NEWSWIRE) -- Elevai Labs, Inc. (NASDAQ: ELAB) (“Elevai” or the “Company”), a pioneering force in medical aesthetics, today announced that it has priced a public offering with gross proceeds to the Company expected to be approximately $8.0 million, before deducting placement agent fees and other estimated expenses payable by the Company. The offering is a best-efforts offering, with no minimum amount of securities required to be sold.

The offering is comprised of 28,571,425 shares of the Company’s common stock (or pre-funded warrants in lieu of shares of common stock). Each share of common stock or pre-funded warrant will be sold with one Series A Warrant to purchase one share of common stock at an exercise price of $0.38 per share (the “Series A Warrants”) and one Series B Warrant to purchase one share of common stock at an exercise price of $0.38 per share or, pursuant to an alternative cashless exercise option, three shares of common stock (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”). The Series A Warrants will be exercisable beginning on the date of completion of the requisite waiting period following the filing of the Information Statement related to the approval by the stockholders of the Company (the “Initial Exercise Date” or “Effective Shareholder Approval Date”) of the issuance of shares upon exercise of the Warrants, among other things (the “Shareholder Approval”). The Series B Warrants will be exercisable beginning on the Effective Shareholder Approval Date. The Series A Warrants will expire on the five-year anniversary of the Initial Exercise Date and the Series B Warrants will expire on the two and one-half-year anniversary of the Initial Exercise Date.

The purchase price of each share of common stock and accompanying Warrants is $0.28, and the purchase price of each pre-funded warrant and accompanying Warrants will be equal to such price minus $0.0001.

The Company intends to use the net proceeds from this offering for general corporate purposes, including working capital and investments. This offering is expected to close on or about September 24, 2024, subject to satisfaction of customary closing conditions.

Univest Securities, LLC is acting as sole placement agent for the offering.

The securities described above are being offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-281987) previously filed and declared effective by the Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made only by means of a written preliminary prospectus and final prospectus that will form a part of the registration statement. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus relating to this offering may be obtained, when available, by contacting Univest Securities, LLC at info@univest.us, or by calling +1 (212) 343-8888.

About Elevai Labs Inc.

Elevai Labs Inc. (NASDAQ: ELAB) specializes in medical aesthetics and biopharmaceutical drug development, focusing on innovations for skin aesthetics and treatments tied to obesity and metabolic health. The Company operates a diverse portfolio of three wholly owned subsidiaries across the medical aesthetics and biopharmaceutical sectors, Elevai Skincare Inc., Elevai Biosciences Inc., and Elevai Research Inc. For more information please visit www.elevailabs.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. These risks and uncertainties include, among others: Elevai’s limited operating history and historical losses; Elevai’s ability to raise additional funding to complete the development and any commercialization of its product candidates; Elevai’s dependence on the success of its product candidates EL-22 and EL-32; that Elevai may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Elevai’s ability to obtain, maintain and protect its intellectual property; Elevai’s dependence on third parties in connection with manufacturing, clinical trials and preclinical studies; and Elevai’s expectations regarding its growth, strategy, progress and the design, objectives and timing of its studies.

These and other risks are described more fully in Elevai’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, the “Risk Factors” section of the preliminary prospectus contained in the registration statement referred to above, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

IR Contact:

ir@elevailabs.com